EXHIBIT 99.2

SUNOCO LOGISTICS PARTNERS L.P.

FOURTH QUARTER AND 2003 YEAR END EARNINGS CONFERNCE CALL PRESENTATION

– SEE ATTACHED POWERPOINT PRESENTATION –

Sunoco Logistics Partners L.P. Fourth Quarter and 2003 Year End Earnings Conference Call January 22, 2004

Such risks announced remediation 30, 6, forward-looking September our are consummate in facts environmental fully of more historical successfully level the to economic conditions, including the impact Please enter Conference Code #3181144. not in described are ability changes are that our

1-800-642-1687. make things: costs; uncertainties 2 we and other and statements conditions risks among those include, operating applicable call, in other the Although we believe the assumptions underlying these statements are reasonable, investors are changes and We undertake no obligation to update publicly any forward-looking statements whether as a result of You should review this slide presentation in conjunction with the fourth quarter and 2003 year end During uncertainities acquisitions and integrate them into existing business operations; the ability of announced acquisitions to be These Forward-Looking Statement earnings conference call for Sunoco Logistics Partners L.P., held on January 22, 2003 at 9:00 a.m. [EDT]. You may listen to the audio portion of the conference call on this website. An audio recording also will be available after the call’s completion by dialing statements. cautioned that such forward-looking statements involve risks that may affect our business prospects and performance, causing actual results to differ from those discussed during the conference call. and cash-flow accretive; increased competition; changes in the demand both for crude oil that we buy and sell, as well as for crude oil and refined products that we store and distribute; the loss of a major customer; changes in our tariff rates; changes in throughput of third-party pipelines that connect to our pipelines and terminals; spending; potential equipment malfunction; potential labor relations problems; the legislative or regulatory environment; plant construction/repair delays; and political and of potential terrorist acts and international hostilities. 2003 Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on November 2003. new information or future events.

• unit, to in prior unit unit per unit Eagle L.P. the per per CAGR per the $0.54 L.P. in $2.20 percent of or per $2.53 unit to 2004

• Milestones 10.6 Q1

• million $0.35 or L.P. annualized) increase $1.80 a closing in

• or per from percent, the assets

• Year $12.9 million $1.86 ($0.15 IPO, 14 of million percent our 22.2 and $59.4 or 7.3 or January Corporation logistics 3 $8.3 of $0.0375 a since unit, income of on Paso related to million per

• 2003 net income increase $0.40 El the

• Q4 2003 quarter net $46.8 annualized), of announced from compared to distribution acquiring

• as year year distribution

• quarter in ($2.20 increase Inc. Refinery

• unit, prior full Fourth Anticipate

• compared Total

• Summary Fourth L.P. the 2003 as year Increase $0.55 y y Sunoco, Point y

• ? ?

6.9 31.3 43.1 65.6 17.3 48.3 1.5 46.8 2002 1,830.9 1,690.9 1,765.3 $ 1,824.0 $            Year Ended December 31, 16.7 27.2 48.4 79.5 20.1 59.4 - 59.4 2003 2,674.2 2,519.1 2,594.7 $ 2,657.5 $ 2002 1.9 532.8 493.9 12.3 13.4 519.6 13.2 4.9 8.3 - 8.3 $ 530.9 $            December 31, 2003 5.1 636.5 599.3 6.6 12.5 618.4 18.1 5.2 12.9 - 12.9

Three Months Ended $ 631.4 $ 4

Q4 2003 Financial Highlights ($            in millions, unaudited) Sales and other operating revenue Other income Total Revenues Cost of products sold and operating expenses Depreciation and amortization Selling, general and administrative expenses Total costs and expenses Operating income Net interest expense Income before income tax expense Income tax expense Net Income

2002 46.8 3.4 43.4 46.8 43.4 0.9 42.5 1.87 1.86 22,768 22,785

Year Ended December 31, $ $ $ $ $ $ $

2003 59.4 59.4 1.4 58.0 2.55 2.53 22,772 22,895 $ $ $ $ $

2002 8.3 8.3 0.2 8.1 0.36 0.35 22,770 22,820 $ $ $ $ $

December 31, 5

Three Months Ended 2003 12.9 12.9 0.5 12.4 0.55 0.54 22,772 22,937

Q4 2003 Financial Highlights (Amounts in millions, except unit and per unit amounts, unaudited) $ $ $ $ $

Net Income Allocation of 2002 Net Income: Portion applicable to January 1 through February 7, 2002 (period prior to initial public offering) Portion applicable to February 8 through December 31, 2002 Net Income Calculation of Limited Partners’ interest: Net Income Less: General Partner’s interest Limited Partners’ interest in Net Income Net Income per Limited Partner unit (year ended December 31, 2002 is for the period from February 8 through December 31, 2002): Basic Diluted Weighted average Limited Partners’ units outstanding (in thousands): Basic Diluted

2002 $ 95.1 6.9 102.0 43.0 15.0 16.8 $ 27.2 56.8 0.459 Year Ended December 31, 2003 $ 94.2 12.1 106.3 40.0 10.6 18.6 $ 37.1 55.3 0.466 2002 $ 24.8 1.8 26.6 9.8 7.7 5.0 4.1 60.6 0.445 $            December 31, 2003 $ 23.9 3.3 27.2 10.7 2.7 4.8 9.0 56.6 0.458 $

Three Months Ended 6

(2)

Sales and other operating revenue Selling, general and administrative expenses (1)

Eastern Pipeline System ($            in millions, unless otherwise noted, unaudited) Financial Highlights Other income Total Revenues Operating expenses Depreciation and amortization Operating income Operating Highlights Total shipments (mm barrel miles per day) Revenue per barrel mile (cents) (1) Excludes amounts attributable to equity ownership interests in corporate joint ventures. (2) Represents total average daily pipeline throughput multiplied by the number of miles of pipeline through which each barrel has been shipped.

2002 $ 87.9 - 87.9 35.6 11.1 12.4 $ 28.8 437.4 745.4 Year Ended December 31, 2003 $ 91.7 1.1 92.8 38.5 10.9 12.9 $ 30.5 441.7 762.7 2002 $ 22.6 - 22.6 10.4 3.4 3.9 4.9 386.8 754.0 $            December 31, 2003 $ 22.3 1.1 23.4 9.3 2.5 3.2 8.4 416.2 743.7

Three Months Ended $

Terminal Complex, an

d the Marcus Hook Tank Farm. 7

Nederland terminal (1) Terminal Facilities ($            in millions, unless otherwise noted, unaudited) Financial Highlights Sales and other operating revenue Other income Total Revenues Operating expenses Depreciation and amortization Selling, general and administrative expenses Operating income Operating Highlights Terminal throughput (000’s bpd) Other terminals (1) Consists of the refined products terminals, the Fort Mifflin

- 5.2 13.9 9.6 286.9 189.3 22.5 2002 1,641.1 1,612.4 $ 1,641.1 $            Year Ended December 31, 2003 3.4 2,475.1 2,440.7 5.6 16.9 11.9 304.5 193.2 22.9 $ 2,471.7 $ 2002 483.5 0.1 483.6 473.9 1.2 4.4 4.1 290.0 189.4

31.6 $ $            December 31, 2003 585.2 0.6 585.8 579.2 1.5 4.4 0.7 300.0 186.0 16.2

Three Months Ended $ $ (2)

8 Western Pipeline System ($            in millions, unless otherwise noted, unaudited) Sales and other operating revenue Cost of products sold and operating expenses Selling, general and administrative expenses (1) Crude oil pipeline throughput (000’s bpd) Crude oil purchases at wellhead (000’s bpd) Gross margin per barrel of pipeline throughput (cents) (1) Excludes amounts attributable to equity ownership interests in corporate joint ventures. (2) Represents total sales and other operating revenue minus cost of products sold and operating expenses and depreciation and amortization divided by crude oil pipeline throughput.

Financial Highlights Other income Total Revenues Depreciation and amortization Operating income Operating Highlights